EXHIBIT 10.4
BLUE APRON HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT
Blue Apron Holdings, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2017 Equity Incentive Plan and subject to the terms and conditions attached hereto and incorporated herein by reference.
Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of Restricted Stock Units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the grant date:
RSUs that are subject to vesting schedule:
Vesting Start Date:
Vesting Schedule:

Vesting Date	Shares that Vest

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

BLUE APRON HOLDINGS, INC.

Signature of Participant Street Address	By: Name: Title:
Street Address City/State/Zip Code

EXHIBIT 10.4
BLUE APRON HOLDINGS, INC.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Award of Restricted Stock Units.
In consideration of services rendered and to be rendered to the Company or any of its subsidiaries or other affiliates, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2017 Equity Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of Class A Common Stock, $0.0001 par value per share, of the Company (the “Company Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein. Except as otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Plan.
2.Vesting.
The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Company Stock, subject to the payment of any taxes pursuant to Section 7. The Company Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.
3.Forfeiture of Unvested RSUs Upon Cessation of Service.
    In the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or its applicable subsidiary or affiliate, as applicable, the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”), for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Company Stock that may have been issuable with respect thereto.
4.Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Company Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.
5.Rights as a Shareholder.

EXHIBIT 10.4
The Participant shall have no rights as a stockholder of the Company with respect to any shares of Company Stock that may be issuable with respect to the RSUs until the issuance of the shares of Company Stock to the Participant following the vesting of the RSUs.
6.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which can be obtained by the Participant by emailing stockadmin@blueapron.com.
7.Tax Matters.
(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.
(b)Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Company shall not deliver any shares of Company Stock to the Participant until it is satisfied that all required withholdings have been made.
(c) The Participant hereby acknowledges and agrees that the Company shall, on Participant’s behalf, direct the sale of shares of Company Stock having a Fair Market Value sufficient to satisfy the minimum statutory withholding tax obligations with respect to the RSUs (“Sell to Cover”) and to allow E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Participant’s agent (the “Agent”), to remit the cash proceeds of such sale to the Company to satisfy such withholding obligations, unless the Company chooses to satisfy such withholding obligations by other means, in which case it shall notify the Participant of the other means by which the Participant shall satisfy such obligations.
(d)The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Company Stock that must be sold to satisfy the Participant’s obligations hereunder and to otherwise effect the purpose and intent of this Section 7 and satisfy the rights and obligations hereunder. The Participant acknowledges that the Agent is under no obligation to arrange for the sale of shares of Company Stock at any particular price under a Sell to Cover and that the Agent may affect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 7 and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Participant acknowledges that it may not be possible to sell shares of Company Stock as provided for in this Section 7 due to various circumstances. If it is not possible to sell shares of Company Stock in a Sell to Cover, the Company will inform the Participant of the other methods for the Participant to satisfy his or her obligations hereunder, including by payment of an amount in cash or by check. The Participant will continue to be

EXHIBIT 10.4
responsible for the timely payment to the Company of all taxes that are required to be paid or withheld with respect to the RSUs.
(e)The Participant hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents, or to take any other actions, as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 7 to sell shares of Company Stock to satisfy the minimum statutory withholding tax obligations with respect to the RSUs comply with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. The Agent is a third-party beneficiary of this Section 7, as applicable.
8.Miscellaneous.
(a)Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued status as an Eligible Participant, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any subsidiary or other affiliate of the Company.
(c)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Company Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(d)Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(e)Governing Law; Dispute Resolution. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions. Any dispute or claim arising out of this Agreement shall be submitted for resolution consistent with the terms of any arbitration agreement that the Participant has entered into with the Company (which, if applicable, is incorporated herein by reference), and otherwise: (i) all such disputes and claims shall be resolved by a neutral arbitrator in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association, which may be found on the Internet at www.adr.org (a printed copy of these rules is also available upon request to the Company’s Human Resources Department); (ii) the Company shall pay all applicable arbitration fees, except, if the Participant initiates such arbitration, then the Participant shall be responsible for paying filings fees in an amount equal to the filing fees the Participant would have paid had the Participant filed a complaint in a court of law; (iii) the Participant shall pay its own attorneys’

EXHIBIT 10.4
fees incurred in connection with the arbitration; (iv) such arbitration shall take place in the county in which the Participant works or worked for the Company at the time the arbitrable dispute or claim arose; (v) the arbitrator shall only have authority to hear claims brought by a party in its individual capacity, and not as a purported class, collective or representative proceeding; (vi) the arbitrator shall provide for adequate discovery and shall issue a written opinion; and (vii) the Participant and the Company hereby waive any right to a trial by jury.